Exhibit 99.1

Independent Auditors’ Report

The Partners

Archstone Enterprise LP:

We have audited the accompanying combined statement of revenue and certain expenses of the Archstone Portfolio (the “Properties”) for the year ended December 31, 2011. This combined financial statement is the responsibility of the management of Archstone Enterprise LP. Our responsibility is to express an opinion on the combined financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in Form 8-K of Equity Residential and ERP Operating Limited Partnership, as described in Note 1 to the combined financial statement. It is not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses, as described in Note 1, of the Properties for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

November 26, 2012

ARCHSTONE PORTFOLIO

Combined Statements of Revenue and Certain Expenses

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(Unaudited)

Revenue
Rental revenue	$452,009,508	$565,102,109
Other revenue	64,054,719	79,960,143

Total revenue	516,064,227	645,062,252

Certain Expenses
Operating	64,448,866	81,026,922
Maintenance	7,666,047	10,175,535
Utilities	27,332,625	36,576,316
Real estate taxes and insurance	62,335,482	75,944,025
Ground lease	7,670,208	9,415,252
Management fees	18,556,487	23,096,340

Total certain expenses	188,009,715	236,234,390

Revenue in excess of certain expenses	$328,054,512	$408,827,862

See accompanying notes.

ARCHSTONE PORTFOLIO

Notes to Combined Statements of Revenue and Certain Expenses

1. Basis of Presentation

ERP Operating Limited Partnership (collectively with Equity Residential, its general partner, the “Company”), expects to indirectly acquire a portfolio of apartment buildings primarily located in its core strategic markets known as the Archstone Portfolio (the “Properties”).

The Properties consist of approximately seventy-five wholly owned and five partially owned properties containing approximately 25,000 apartment units located primarily in high barrier to entry markets where the Company already operates. The portfolio contains 22.2 million net rentable square feet of residential space and approximately 475,000 square feet of commercial space.

The combined statements of revenue and certain expenses relate to the operations of the Properties and were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, the accompanying combined statements of revenue and certain expenses have been prepared using the accrual method of accounting. Certain expenses which may not be in the proposed future operations of the Properties, such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses, are not reflected in the combined statements of revenue and certain expenses in accordance with Rule 3-14 of Regulation S-X. The combined statements of revenue and certain expenses included herein reflect 100% of the results of the five partially owned properties as required despite the various levels of partial ownership.

The accompanying unaudited interim combined statement of revenue and certain expenses has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the combined statement of revenue and certain expenses for the year ended December 31, 2011. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for this interim period have been made. The combined revenue in excess of certain expenses for such interim period is not necessarily indicative of the combined revenue in excess of certain expenses for the full year.

2. Summary of Significant Accounting Policies

Revenue Recognition

The residential apartments are leased under operating leases with terms of generally one year or less. Rental income attributable to residential leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned.

Utility reimbursements from residents are recorded on a gross basis and included in other revenue in the accompanying statements.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Estimates

The preparation of the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ARCHSTONE PORTFOLIO

Notes to Combined Statements of Revenue and Certain Expenses (continued)

Advertising Costs

All advertising costs are expensed as incurred and included as operating expenses in the accompanying combined statements of revenue and certain expenses. For the nine-month period ended September 30, 2012 (unaudited) and the year ended December 31, 2011, advertising expenses were approximately $4,243,986 and $4,892,601, respectively.

3. Related Party Transactions

An affiliate of the Archstone Portfolio incurred costs to manage the Properties and allocated a proportionate share of the costs to the Properties based on a percentage of revenue in the amounts of $13,678,543 and $16,798,681 for the nine-month period ending September 30, 2012 (unaudited) and the year ended December 31, 2011, respectively, and such amounts are included in management fees in the accompanying statements.

An affiliate of the Archstone Portfolio performed the property management function and charged four partially owned properties total management fees in the amount of approximately $1,297,414 and $1,547,258 for the nine-month period ended September 30, 2012 (unaudited) and the year ended December 31, 2011, respectively, which are included in management fees in the accompanying statements.

An affiliate of the Archstone Portfolio allocated insurance expense under a master policy to the Properties and various affiliated properties. Insurance expense for the nine-month period ended September 30, 2012 (unaudited) and the year ended December 31, 2011 was approximately $7,980,440 and $10,603,186, respectively, and is included in real estate taxes and insurance in the accompanying statements.

4. Ground Leases

There are ten non-cancelable net ground leases for certain apartment communities and buildings that expire between 2042 and 2110. Each net ground lease generally provides for a primarily fixed annual rental payment plus additional rental payments that vary based on the properties’ operating results.

Minimum future payments under the ground lease agreements in effect at December 31, 2011 are as follows:

Year	Amount

2012	$5,103,181
2013	5,884,178
2014	6,067,461
2015	6,162,049
2016	6,180,117
Thereafter	299,216,882

Total	$328,613,868

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 26, 2012, Equity Residential and ERP Operating Limited Partnership (collectively, the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Avalon Bay Communities, Inc. (“AVB”), Archstone Enterprise LP (“Archstone”) and Lehman Brothers Holdings Inc. (“LBHI”) pursuant to which the Company, AVB and certain of their respective subsidiaries have agreed to acquire from Archstone and its affiliates, all of the assets and interests in various entities affiliated with Archstone. In connection with the acquisition, the Company will acquire a portfolio of apartment properties in exchange for (i) cash in the aggregate amount of $2.0 billion, (ii) 34.5 million common shares of beneficial interest of Equity Residential, and (iii) the assumption of liabilities related to the Archstone Portfolio (see definition below). Following consummation of these transactions, the Company will own assets representing approximately 60% of the Archstone Portfolio and AVB will own assets representing approximately 40% of the Archstone Portfolio.

The Company will pay approximately $9.6 billion, inclusive of assumed debt of approximately $5.0 billion, and receive approximately seventy-five wholly owned and five partially owned properties containing approximately 25,000 apartment units located primarily in high barrier to entry markets where the Company already operates. The portfolio contains 22.2 million net rentable square feet of residential space and approximately 475,000 square feet of commercial space. In addition, the Company and AVB will acquire interests in certain assets of Archstone, including Archstone’s interests in certain joint ventures, interests in the Archstone German portfolio and certain development land parcels through one or more unconsolidated joint ventures between the Company and AVB that are expected to be owned 60% by the Company and 40% by AVB (the Company’s collective acquisition is referred to as the “Archstone Portfolio”). The joint ventures between the Company and AVB will consist of assets that do not fit the Company’s or AVB’s core strategy or asset class. As a result, the Company and AVB plan to divest (held for sale) the joint venture assets as promptly as reasonably possible, subject to market and other economic conditions.

The closing of this pending transaction is subject to certain conditions and restrictions, therefore, there can be no assurance that this transaction will be consummated or that the final terms will not differ in material respects from those summarized in the preceding paragraph.

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheets of Equity Residential and ERP Operating Limited Partnership are presented as if the Archstone Portfolio had been acquired on September 30, 2012. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2012 and for the year ended December 31, 2011 of Equity Residential and ERP Operating Limited Partnership are presented as if the Archstone Portfolio had been acquired on January 1, 2011. The Archstone Portfolio is expected to be purchased during 2013. The unaudited Pro Forma Condensed Consolidated Balance Sheets are segregated into separate components as follows:

•	the historical Consolidated Balance Sheets of the Company;

•	the carrying value of the Archstone historical working capital;

•	the Company’s ownership interest in the net working capital of the joint ventures with AVB;

•	the details of the transaction including the issuance of common shares, financing required and the allocation of the estimated purchase price to the real estate assets acquired; and

•	the Pro Forma Condensed Consolidated Balance Sheets of the Company.

The unaudited Pro Forma Condensed Consolidated Statements of Operations are segregated into separate components as follows (with the year ended December 31, 2011 including an additional reclassification for discontinued operations):

•	the historical Consolidated Statements of Operations of the Company;

•	the historical combined revenues and certain expenses of the properties to be acquired for Archstone’s period of ownership;

Unaudited Pro Forma Condensed Consolidated Financial Statements

•	removal of the historical combined revenues and certain expenses of the properties to be acquired for unconsolidated entities that are included at full ownership in the previous column;

•	the pro forma loss from investments in unconsolidated entities for Archstone’s period of ownership with respect to the Company’s 60% ownership interest in the unconsolidated joint ventures with AVB;

•	the pro forma details of the transaction including the adjusted depreciation and interest expense; and

•	the Pro Forma Condensed Consolidated Statements of Operations of the Company.

These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with:

•

The Company’s historical consolidated financial statements and notes thereto as of and for the nine-month period ended September 30, 2012, included in the Company’s Combined Form 10-Q filed with the SEC on November 1, 2012;

•

The Company’s historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2011, included in the Company’s Combined Form 10-K filed with the SEC on February 24, 2012 and as updated for discontinued operations on the Combined Form 8-K filed with the SEC on June 13, 2012; and

•	Financial statements of real estate operations acquired presented earlier in this filing.

In management’s opinion, all adjustments necessary to reflect the transaction including the acquisition of the Archstone Portfolio have been made. The following unaudited Pro Forma Condensed Consolidated Balance Sheets do not purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the nine-month period ended September 30, 2012 or for the year ended December 31, 2011 assuming the above transaction had been consummated on January 1, 2011, nor do they purport to represent the future results of operations of the Company.

EQUITY RESIDENTIAL

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

(Amounts in thousands)

(Unaudited)

	(1) Equity Residential Historical	(2) Archstone Historical	(3) Joint Venture	(4) Transaction		Pro Forma Amounts
ASSETS
Investment in real estate
Land	$4,609,337	$—	$—	$2,372,000	(4a)	$6,981,337
Depreciable property	15,943,139	—	—	6,156,689	(4b)	22,399,101
				316,870	(4c)
				(17,597	)(4d)
Projects under development	194,254	—	—	22,638	(4e)	216,892
Land held for development	404,846	—	—	242,240	(4f)	647,086

Investment in real estate	21,151,576	—	—	9,092,840		30,244,416
Accumulated depreciation	(4,880,808)	—	—	—		(4,880,808)

Investment in real estate, net	16,270,768	—	—	9,092,840		25,363,608

Cash and cash equivalents	45,623	64,393	—	24,767	(4g)	134,783
				726,900	(4h)
				123,706	(4i)
				1,875,000	(4j)
				(2,725,606	)(4k)
Investments in unconsolidated entities	17,906	(3,795)	(56,090)	164,548	(4l)	191,000
				68,431	(4m)
Deposits – restricted	120,440	5,473	—	—		125,913
Escrow deposits – mortgage	10,462	40,596	—	—		51,058
Deferred financing costs, net	38,823	—	—	77,717	(4n)	116,540
Other assets	164,523	16,986	—	169,910	(4o)	351,419

Total assets	$16,668,545	$123,653	$(56,090)	$9,598,213		$26,334,321

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$3,948,115	$—	$—	$5,047,859	(4p)	$8,995,974
Notes, net	5,354,038	—	—	1,125,000	(4q)	6,479,038
Lines of credit	7,000	—	—	750,000	(4r)	757,000
Accounts payable and accrued expenses	105,602	12,035	—	—		117,637
Accrued interest payable	78,869	17,737	—	—		96,606
Other liabilities	370,046	21,504	—	11,410	(4s)	600,963
				198,003	(4t)
Security deposits	68,758	10,908	—	—		79,666
Distributions payable	108,048	—	—	—		108,048

Total liabilities	10,040,476	62,184	—	7,132,272		17,234,932

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	414,219	—	—	6	(4aa)	414,225

Equity:
Shareholders’ equity:
Preferred Shares	50,000	—	—	—		50,000
Common Shares	3,027	—	—	345	(4u)	3,509
				137	(4v)
Paid in capital	5,364,802	183,486	(56,090)	1,885,060	(4w)	7,887,498
				726,763	(4x)
				(187,281	)(4y)
				(29,242	)(4aa)
Retained earnings	770,697	(122,017)	—	122,017	(4y)	689,597
				(81,100	)(4z)
Accumulated other comprehensive (loss)	(197,754)	—	—	—		(197,754)

Total shareholders’ equity	5,990,772	61,469	(56,090)	2,436,699		8,432,850
Noncontrolling Interests:
Operating Partnership	147,650	—	—	29,236	(4aa)	176,886
Partially Owned Properties	75,428	—	—	—		75,428

Total Noncontrolling Interests	223,078	—	—	29,236		252,314

Total equity	6,213,850	61,469	(56,090)	2,465,935		8,685,164

Total liabilities and equity	$16,668,545	$123,653	$(56,090)	$9,598,213		$26,334,321

See accompanying notes.

EQUITY RESIDENTIAL

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Amounts in thousands except per share data)

(Unaudited)

	(1) Equity Residential Historical	(2) Archstone Historical		(3) Unconsolidated Assets		(4) Joint Venture		(5) Transaction		Pro Forma Amounts

REVENUES
Rental income	$1,602,635	$516,064		$(43,359)		$—		$718	(5a)	$2,076,058
Fee and asset management	7,328	—		—		—		—		7,328

Total revenues	1,609,963	516,064		(43,359)		—		718		2,083,386

EXPENSES
Property and maintenance	325,071	107,118		(8,189)		—		3,198	(5b)	427,198
Real estate taxes and insurance	182,222	62,335		(3,497)		—		—		241,060
Property management	62,769	18,557		(4,878)		—		—		76,448
Fee and asset management	3,595	—		—		—		—		3,595
Depreciation	509,338			—		—		164,075	(5c)	673,413
General and administrative	37,178	—		—		—		—		37,178

Total expenses	1,120,173	188,010		(16,564)		—		167,273		1,458,892

Operating income (loss)	489,790	328,054		(26,795)		—		(166,555)		624,494
Interest and other income	70,516	—		—		—		—		70,516
Other expenses	(20,678)	—		—		—		1,921	(5d)	(18,757)
Interest:
Expense incurred, net	(347,452)	—		—		—		(147,819	)(5e)	(495,271)
Amortization of deferred financing costs	(10,319)	—		—		—		(11,607	)(5f)	(21,926)

Income before income and other taxes, (loss) from investments in unconsolidated entities and discontinued operations	181,857	328,054		(26,795)		—		(324,060)		159,056
Income and other tax (expense) benefit	(627)	—		—		—		—		(627)
(Loss) from investments in unconsolidated entities	(3)	—		(290	)(3a)	(44,265	)(4a)	(9,403	)(5g)	(53,961)

Income (loss) from continuing operations	181,227	328,054		(27,085)		(44,265)		(333,463)		104,468
Net (income) loss from continuing operations attributable to Noncontrolling Interests:
Operating Partnership, net	(7,477)	(14,730	)(6)	1,216	(6)	1,987	(6)	14,972	(6)	(4,032)
Partially Owned Properties	(457)	—		—		—		—		(457)

Net income (loss) from continuing operations attributable to controlling interests:	173,293	313,324		(25,869)		(42,278)		(318,491)		99,979
Preferred distributions	(9,319)	—		—		—		—		(9,319)
Premium on redemption of Preferred Shares	(5,150)	—		—		—		—		(5,150)

Income (loss) from continuing operations available to Common Shares	$158,824	$313,324		$(25,869)		$(42,278)		$(318,491)		$85,510

Earnings per share - basic:

Income from continuing operations available to Common Shares	$0.53									$0.25

Weighted average Common Shares outstanding	300,116								(5h)	348,295

Earnings per share - diluted:
Income from continuing operations available to Common Shares	$0.52									$0.25

Weighted average Common Shares outstanding	317,265								(5h)	365,444

See accompanying notes.

EQUITY RESIDENTIAL

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands except per share data)

(Unaudited)

	(1) Equity Residential Historical	(2) Discontinued Operations	(3) Archstone Historical		(4) Unconsolidated Assets		(5) Joint Venture		(6) Transaction		Pro Forma Amounts
REVENUES
Rental income	$1,960,243	$(41,995)	$645,062		$(52,015)		$—		$957	(6a)	$2,512,252
Fee and asset management	9,026	—	—		—		—		—		9,026

Total revenues	1,969,269	(41,995)	645,062		(52,015)		—		957		2,521,278

EXPENSES
Property and maintenance	412,233	(12,652)	137,194		(9,433)		—		4,264	(6b)	531,606
Real estate taxes and insurance	219,743	(3,954)	75,944		(3,822)		—		—		287,911
Property management	82,133	(266)	23,096		(6,298)		—		—		98,665
Fee and asset management	4,279	—	—		—		—		—		4,279
Depreciation	642,415	(12,367)	—		—		—		535,637	(6c)	1,165,685
General and administrative	43,606	—	—		—		—		—		43,606

Total expenses	1,404,409	(29,239)	236,234		(19,553)		—		539,901		2,131,752

Operating income (loss)	564,860	(12,756)	408,828		(32,462)		—		(538,944)		389,526
Interest and other income	7,977	(11)	—		—		—		—		7,966
Other expenses	(14,557)	—	—		—		—		1,736	(6d)	(12,821)
Interest:
Expense incurred, net	(468,320)	3,838	—		—		—		(205,629	)(6e)	(670,111)
Amortization of deferred financing costs	(17,006)	399	—		—		—		(47,265	)(6f)	(63,872)

Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	72,954	(8,530)	408,828		(32,462)		—		(790,102)		(349,312)
Income and other tax (expense) benefit	(728)	—	—		—		—		—		(728)
(Loss) from investments in unconsolidated entities	—	—	—		(11,884	)(4a)	(78,146	)(5a)	(12,537	)(6g)	(102,567)
Net gain on sales of land parcels	4,217	—	—		—		—		—		4,217

Income (loss) from continuing operations	76,443	(8,530)	408,828		(44,346)		(78,146)		(802,639)		(448,390)
Net (income) loss from continuing operations attributable to Noncontrolling Interests:
Operating Partnership, net	(2,738)	378 (7)	(18,111	)(7)	1,965	(7)	3,462	(7)	35,557	(7)	20,513
Partially Owned Properties	(832)	—	—		—		—		—		(832)

Net income (loss) from continuing operations attributable to controlling interests	72,873	(8,152)	390,717		(42,381)		(74,684)		(767,082)		(428,709)
Preferred distributions	(13,865)	—	—		—		—		—		(13,865)

Income (loss) from continuing operations available to Common Shares	$59,008	$(8,152)	$390,717		$(42,381)		$(74,684)		$(767,082)		$(442,574)

Earnings per share - basic:
Income (loss) from continuing operations available to Common Shares	$0.20										$(1.29)

Weighted average Common Shares outstanding	294,856									(6h)	343,035

Earnings per share - diluted:
Income (loss) from continuing operations available to Common Shares	$0.20										$(1.29)

Weighted average Common Shares outstanding	312,065									(6h)	343,035

See accompanying notes.

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

(Amounts in thousands)

(Unaudited)

	(1) ERP Operating Limited Partnership Historical	(2) Archstone Historical	(3) Joint Venture	(4) Transaction		Pro Forma Amounts
ASSETS
Investment in real estate
Land	$4,609,337	$—	$—	$2,372,000	(4a)	$6,981,337
Depreciable property	15,943,139	—	—	6,156,689	(4b)	22,399,101
				316,870	(4c)
				(17,597	)(4d)
Projects under development	194,254	—	—	22,638	(4e)	216,892
Land held for development	404,846	—	—	242,240	(4f)	647,086

Investment in real estate	21,151,576	—	—	9,092,840		30,244,416
Accumulated depreciation	(4,880,808)	—	—	—		(4,880,808)

Investment in real estate, net	16,270,768	—	—	9,092,840		25,363,608

Cash and cash equivalents	45,623	64,393	—	24,767	(4g)	134,783
				726,900	(4h)
				123,706	(4i)
				1,875,000	(4j)
				(2,725,606	)(4k)
Investments in unconsolidated entities	17,906	(3,795)	(56,090)	164,548	(4l)	191,000
				68,431	(4m)
Deposits – restricted	120,440	5,473	—	—		125,913
Escrow deposits – mortgage	10,462	40,596	—	—		51,058
Deferred financing costs, net	38,823	—	—	77,717	(4n)	116,540
Other assets	164,523	16,986	—	169,910	(4o)	351,419

Total assets	$16,668,545	$123,653	$(56,090)	$9,598,213		$26,334,321

LIABILITIES AND CAPITAL
Liabilities:
Mortgage notes payable	$3,948,115	$—	$—	$5,047,859	(4p)	$8,995,974
Notes, net	5,354,038	—	—	1,125,000	(4q)	6,479,038
Lines of credit	7,000	—	—	750,000	(4r)	757,000
Accounts payable and accrued expenses	105,602	12,035	—	—		117,637
Accrued interest payable	78,869	17,737	—	—		96,606
Other liabilities	370,046	21,504	—	11,410	(4s)	600,963
				198,003	(4t)
Security deposits	68,758	10,908	—	—		79,666
Distributions payable	108,048	—	—	—		108,048

Total liabilities	10,040,476	62,184	—	7,132,272		17,234,932

Commitments and contingencies
Redeemable Limited Partners	414,219	—	—	6	(4aa)	414,225

Capital:
Partners’ Capital:
Preference Units	50,000	—	—	—		50,000
General Partner	6,138,526	61,469	(56,090)	345	(4u)	8,580,604
				137	(4v)
				1,885,060	(4w)
				726,763	(4x)
				(187,281	)(4y)
				122,017	(4y)
				(81,100	)(4z)
				(29,242	)(4aa)
Limited Partners	147,650	—	—	29,236	(4aa)	176,886
Accumulated other comprehensive (loss)	(197,754)	—	—	—		(197,754)

Total partners’ capital	6,138,422	61,469	(56,090)	2,465,935		8,609,736
Noncontrolling Interests – Partially Owned Properties	75,428	—	—	—		75,428

Total capital	6,213,850	61,469	(56,090)	2,465,935		8,685,164

Total liabilities and capital	$16,668,545	$123,653	$(56,090)	$9,598,213		$26,334,321

See accompanying notes.

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Amounts in thousands except per Unit data)

(Unaudited)

	(1) ERP Operating Limited Partnership Historical	(2) Archstone Historical	(3) Unconsolidated Assets		(4) Joint Venture		(5) Transaction		Pro Forma Amounts
REVENUES
Rental income	$1,602,635	$516,064	$(43,359)		$—		$718	(5a)	$2,076,058
Fee and asset management	7,328	—	—		—		—		7,328

Total revenues	1,609,963	516,064	(43,359)		—		718		2,083,386

EXPENSES
Property and maintenance	325,071	107,118	(8,189)		—		3,198	(5b)	427,198
Real estate taxes and insurance	182,222	62,335	(3,497)		—				241,060
Property management	62,769	18,557	(4,878)		—				76,448
Fee and asset management	3,595	—	—		—				3,595
Depreciation	509,338	—	—		—		164,075	(5c)	673,413
General and administrative	37,178	—	—		—				37,178

Total expenses	1,120,173	188,010	(16,564)		—		167,273		1,458,892

Operating income (loss)	489,790	328,054	(26,795)		—		(166,555)		624,494
Interest and other income	70,516	—	—		—				70,516
Other expenses	(20,678)	—	—		—		1,921	(5d)	(18,757)
Interest:
Expense incurred, net	(347,452)	—	—		—		(147,819	)(5e)	(495,271)
Amortization of deferred financing costs	(10,319)	—	—		—		(11,607	)(5f)	(21,926)

Income before income and other taxes, (loss) from investments in unconsolidated entities and discontinued operations	181,857	328,054	(26,795)		—		(324,060)		159,056
Income and other tax (expense) benefit	(627)	—	—		—				(627)
(Loss) from investments in unconsolidated entities	(3)	—	(290	)(3a)	(44,265	)(4a)	(9,403	)(5g)	(53,961)

Income (loss) from continuing operations	181,227	328,054	(27,085)		(44,265)		(333,463)		104,468
Net (income) loss from continuing operations attributable to Noncontrolling Interests – Partially Owned Properties	(457)	—							(457)

Net income (loss) from continuing operations attributable to controlling interests	$180,770	$328,054	$(27,085)		$(44,265)		$(333,463)		$104,011

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Preference Units	$9,319	$—	$—		$—		$—		$9,319

Premium on redemption of Preference Units	$5,150	$—	$—		$—		$—		$5,150

Income (loss) from continuing operations available to Units	$166,301	$328,054	$(27,085)		$(44,265)		$(333,463)		$89,542

Earnings per Unit - basic:
Income from continuing operations available to Units	$0.53								$0.25

Weighted average Units outstanding	313,932							(5h)	362,111

Earnings per Unit - diluted:
Income from continuing operations available to Units	$0.52								$0.25

Weighted average Units outstanding	317,265							(5h)	365,444

See accompanying notes.

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands except per Unit data)

(Unaudited)

	(1) ERP Operating Limited Partnership Historical	(2) Discontinued Operations	(3) Archstone Historical	(4) Unconsolidated Assets		(5) Joint Venture		(6) Transaction		Pro Forma Amounts
REVENUES
Rental income	$1,960,243	$(41,995)	$645,062	$(52,015)		$—		$957	(6a)	$2,512,252
Fee and asset management	9,026	—	—	—		—		—		9,026

Total revenues	1,969,269	(41,995)	645,062	(52,015)		—		957		2,521,278

EXPENSES
Property and maintenance	412,233	(12,652)	137,194	(9,433)		—		4,264	(6b)	531,606
Real estate taxes and insurance	219,743	(3,954)	75,944	(3,822)		—		—		287,911
Property management	82,133	(266)	23,096	(6,298)		—		—		98,665
Fee and asset management	4,279	—	—	—		—		—		4,279
Depreciation	642,415	(12,367)	—	—		—		535,637	(6c)	1,165,685
General and administrative	43,606	—	—	—		—		—		43,606

Total expenses	1,404,409	(29,239)	236,234	(19,553)		—		539,901		2,131,752

Operating income (loss)	564,860	(12,756)	408,828	(32,462)		—		(538,944)		389,526
Interest and other income	7,977	(11)	—	—		—		—		7,966
Other expenses	(14,557)	—	—	—		—		1,736	(6d)	(12,821)
Interest:
Expense incurred, net	(468,320)	3,838	—	—		—		(205,629	)(6e)	(670,111)
Amortization of deferred financing costs	(17,006)	399	—	—		—		(47,265	)(6f)	(63,872)

Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	72,954	(8,530)	408,828	(32,462)		—		(790,102)		(349,312)
Income and other tax (expense) benefit	(728)	—	—	—		—		—		(728)
(Loss) from investments in unconsolidated entities	—	—	—	(11,884	)(4a)	(78,146	)(5a)	(12,537	)(6g)	(102,567)
Net gain on sales of land parcels	4,217	—	—	—		—		—		4,217

Income (loss) from continuing operations	76,443	(8,530)	408,828	(44,346)		(78,146)		(802,639)		(448,390)
Net (income) loss from continuing operations attributable to Noncontrolling Interests – Partially Owned Properties	(832)	—	—	—		—		—		(832)

Net income (loss) from continuing operations attributable to controlling interests	$75,611	$(8,530)	$408,828	$(44,346)		$(78,146)		$(802,639)		$(449,222)

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Preference Units	$13,865	$—	$—	$—		$—		$—		$13,865

Income (loss) from continuing operations available to Units	$61,746	$(8,530)	$408,828	$(44,346)		$(78,146)		$(802,639)		$(463,087)

Earnings per Unit - basic:
Income (loss) from continuing operations available to Units	$0.20									$(1.29)

Weighted average Units outstanding	308,062								(6h)	356,241

Earnings per Unit - diluted:
Income (loss) from continuing operations available to Units	$0.20									$(1.29)

Weighted average Units outstanding	312,065								(6h)	356,241

See accompanying notes.

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheets

(1)	Historical Balances – Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in the Form 10-Q as of and for the nine months ended September 30, 2012 previously filed with the Securities and Exchange Commission.
(2)	Archstone Historical – Reflects the carrying value of Archstone’s historical net working capital (which approximates fair value) for the properties to be purchased by the Company as of September 30, 2012. Additionally, reclassifications were made to conform to the Company’s presentation.
(3)	Joint Venture – Reflects the Company’s 60% ownership interest in the net working capital of the anticipated joint ventures with AVB as of September 30, 2012. The joint ventures are expected to consist of over 13,000 apartment units in Germany and approximately 20 domestic properties, with ownership interests ranging from 10% - 20%. See note (4m) below.
(4)	Transaction – In connection with completing the transaction, the following adjustments were made to account for the assumption of existing debt, issuance of common shares, additional financing required and the allocation of the estimated purchase price to the real estate assets to be acquired, all at fair value based on an analysis of current market conditions. The major components of the transaction funding and the purchase price include the following:

Funding Source	Amount	Asset	Allocated Purchase Price
Assumed Equity Offering	$726,900	Land	$2,372,000
Common Share Issuance to Seller	1,885,405	Building	5,999,639
Line of Credit draw	750,000	Site Improvements	94,730
Bridge Loan	1,125,000	FF&E	62,320
Debt Assumed	4,736,890	In-Place Leases	316,870
Mark to Market of Debt Assumed	310,969	Projects Under Development	22,638
Assumption of Preferred Shares	198,003	Land Held for Development	242,240
Transaction Costs	(81,100)	Investment in Unconsolidated Entities	232,979
Working Capital	(65,264)	Ground/Retail Leases above/below market	158,500
		Mark to Market of Debt Assumed	310,969
		Common Share FMV Adjustment	(139,596)
		Cash and Working Capital Adjustment	(188,970)
		Other Transaction Costs	102,484

Total	$9,586,803	Total	$9,586,803

a.	Reflects the estimated purchase price allocation to land.

b.	Reflects the estimated purchase price allocation to depreciable property (building, site improvements and FF&E).

c.	Reflects the estimated purchase price allocation to the intangible value of the existing in place leases.

d.	Reflects purchase price adjustments including:

•	Fair market value of the debt assumed which resulted in an increase of $311.0 million;

•

Market adjustment on the common share issuance to the seller reflecting the difference in the share price of our common shares used for determining the number of shares issued to LBHI ($58.75) and the actual price as of November 19, 2012 ($54.70), resulting in a decrease of $139.6 million;

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Unaudited)

•	corporate cash assumed from Archstone resulting in a decrease of $123.7 million; and

•	historical net equity value with respect to the working capital assumed resulting in a decrease of $65.3 million.

e.	Reflects the reclassification of a portion of land and construction-in-progress acquired consistent with the Company’s classification.

f.	Reflects the reclassification of a portion of land and construction-in-progress acquired consistent with the Company’s classification.

g.	Reflects the excess cash drawn from the bridge loan for miscellaneous transaction closing costs.

h.	Reflects proceeds from an assumed $750.0 million equity offering by the Company as part of the financing for the transaction. In conjunction with the assumed equity offering, underwriting and other fees are estimated at $23.1 million which will reduce the proceeds received.

i.	Reflects the assumption of an estimated $123.7 million in Archstone corporate cash.

j.	Reflects the aggregate loan proceeds of $1.875 billion resulting from a $750.0 million draw on the existing line of credit and funding from the bridge loan in the amount of $1.125 billion which terminates 364 days after funding. Loan fundings may not materialize or could be reduced by asset sales completed prior to close of this transaction. The Company is currently marketing a significant number of assets for sale which could reduce the need for debt financing. Additionally, loan fundings could also be reduced by an increase in the size of the assumed equity offering discussed in note (4h) above.

k.	Reflects the use of cash raised noted above in notes (4h, i, j) for the acquisition.

l.	Reflects the fair value of the real estate, lease intangibles and debt assumed for the Company’s ownership interest in 9 unconsolidated properties (including development), at varying ownership percentages.

m.	Reflects the fair value of the real estate, lease intangibles and debt assumed for the Company’s 60% ownership interest in the joint ventures with AVB. These amounts take into account 807 wholly owned German apartment units and a 16.5% interest in a German Fund owning over 12,000 additional apartment units.

n.	Reflects the estimated $77.7 million of financing costs associated with the assumption of existing debt discussed in note (4p) and the $1.875 billion in proceeds discussed in note (4q and r) which will be amortized over a weighted average of 4.4 years. The bridge loan is for a term of 364 days.

o.	Reflects the estimated purchase price allocation at fair value to the intangible value of below market ground and above market retail lease intangibles of $167.6 million and $2.3 million, respectively.

p.	Reflects the assumption of $5.0 billion in mortgage debt. Total principal assumed consisted of the following components: $2.9 billion of fixed rate mortgages, $1.8 billion of variable rate tax exempt bonds and mortgages and the fair market value adjustment of $311.0 million. The fixed rate mortgages have interest rates ranging from 3.12% to 6.26%. The variable rate tax exempt bonds have interest rates ranging from SIFMA + 0.81% to SIFMA + 1.517%. The variable rate mortgages have interest rates ranging from LIBOR + 2.95% to LIBOR + 3.50%.

q.	Reflects the estimated loan proceeds of funding the bridge loan in the amount of $1.125 billion which terminates 364 days after funding.

r.	Reflects the estimated loan proceeds of a $750.0 million draw on the existing line of credit.

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Unaudited)

s.	Reflects the estimated purchase price allocation at fair value to the intangible value of above market ground and below market retail leases of $2.4 million and $9.0 million, respectively.

t.	Reflects the assumption of $198.0 million liquidation value of preferred shares assumed as part of this transaction in a 60% owned unconsolidated joint venture with AVB. The stated dividend rates range from 6.00% to 7.66%.

u.	Reflects the issuance of 34.5 million shares of the Company’s common shares at par value of $0.01 per share. See note (4w) below.

v.	Reflects the assumed issuance of 13.7 million shares of the Company’s common shares at par value of $0.01 per share. See note (4x) below.

w.	Reflects the $1.9 billion recording of additional paid in capital as a result of the issuance of 34.5 million shares of the Company’s common shares directly to LBHI as partial consideration in this transaction. The shares were valued using the closing share price of $54.70 as of November 19, 2012. See also note (4d) above. A change of $5 in the price of our common shares impacts the value recorded by $172.3 million.

x.	Reflects the $726.8 million (net of fees) recording of additional paid in capital as a result of the assumed $750.0 million equity offering planned as part of the transaction. We used the closing price on November 19, 2012 of $54.70 for our valuation.

y.	Reflects adjustment to eliminate the historical equity balance of the Archstone properties with the net offset of $65.3 million noted above in (4d).

z.	Reflects $81.1 million of estimated transaction costs the Company will incur in order to complete the acquisition. The estimated transaction costs are not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2011 as they represent a non-recurring charge that results directly from the acquisition and will be included in the consolidated financial results of the Company within twelve months of the transaction.

aa.	Reflects the reallocation of total equity and Noncontrolling Interests – Operating Partnership based on the Noncontrolling Interests – Operating Partnership ownership of Equity Residential.

Reflects the reallocation of total capital and limited partners interest based on the limited partners ownership of ERP Operating Limited Partnership.

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

Notes to Pro Forma Condensed Consolidated Statements of Operations

Pursuant to the Archstone Portfolio acquisition there are certain transaction costs that will be paid at or near closing. These costs are not included in the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012 because they represent non-recurring charges that result directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

1)	Historical Amounts – Represents the consolidated statements of operations of the Company as contained in the historical consolidated financial statements included in its Form 10-Q as of and for the nine months ended September 30, 2012 previously filed with the Securities and Exchange Commission.

2)	Archstone Historical – Represents the historical combined revenues and certain expenses of the properties to be acquired for Archstone’s period of ownership during the nine months ended September 30, 2012 attributable to the acquisition of the Archstone Portfolio as if the acquisition had occurred on January 1, 2011.

3)	Unconsolidated Assets – Represents removal of the historical combined revenues and certain expenses acquired for unconsolidated entities included in the Archstone Portfolio at full ownership for Archstone’s period of ownership with respect to the Company’s anticipated 60% ownership interest in the unconsolidated joint ventures with AVB during the nine months ended September 30, 2012. The amounts removed and the loss (income) from investments in unconsolidated entities recorded are attributable to the acquisition of the interests in the Unconsolidated Assets as if the acquisition had occurred on January 1, 2011. The loss (income) from investments in unconsolidated entities is based on the Company’s share of earnings and reflects its actual ownership in the unconsolidated entities.

a)	Reflects the $(0.3) million (loss) from investments in unconsolidated entities.

4)	Joint Venture – The Company will have an unconsolidated 60% interest in joint ventures with AVB. These joint ventures will hold certain assets neither partner intends to own and these assets are held for sale. Represents the pro forma loss (income) from investments in unconsolidated entities for Archstone’s period of ownership during the nine months ended September 30, 2012.

a)	Reflects the $(44.3) million (loss) from investments in unconsolidated entities.

5)	Transaction – in connection with the transaction, we have made the following adjustments for the nine months ended September 30, 2012:

a)	Rental income of $0.7 million relates to the amortization of $6.7 million in net below market retail leases to be assumed in the transaction. The below market retail leases are amortized over a weighted average life of seven years.

b)	Property and maintenance expense of $3.2 million relates to the amortization of $165.2 million in net below market ground leases to be assumed in the transaction. The below market ground leases are amortized over the term of the respective ground leases to which they relate having expirations ranging from 2042 – 2092.

c)	Depreciation expense of $164.1 million is calculated based on the fair value of the real estate related assets purchased as detailed below (amounts in thousands except for depreciable lives):

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

Asset	Basis	Weighted Average Depreciable Life	Nine Months Ended 9/30/12 Expense
Building	$5,999,639	30 Years	$149,991
Site Improvements	94,730	15 Years	4,736
FF&E	62,320	5 Years	9,348
In-Place Leases	316,870	6 Months	—

Total	$6,473,559		$164,075

d)	Other expenses of $1.9 million reflects the elimination of historical charges related to this transaction that are not expected to recur.

e)	Reflects the $147.8 million of interest expense related to debt that will be assumed or incurred as a result of or to finance this transaction. The components of interest expense are detailed below.

Debt Type	Principal	Interest Rate Range	Interest Ended 9/30/12 Expense
Fixed Rate Mortgages Assumed	$2,901,756	3.12% - 6.26%	$130,067
Variable Rate Mortgages Assumed	1,835,134	SIFMA + 0.81% - 1.517% LIBOR + 2.95% - 3.50%	43,240
FMV Mortgages Assumed	310,969	n/a	(46,524)
Line of Credit	1,500,000	LIBOR + 1.15%	16,969
Term Loan	375,000	LIBOR + 1.15%	4,067

Total	$6,922,859		$147,819

For purposes of calculating the estimated 2012 interest, we assumed a LIBOR rate of 0.30% and a SIFMA rate of 0.20%. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our year to date interest expense with respect to this transaction would vary by approximately $1.7 million. The fair market value adjustment on the assumed debt was amortized using the straight line method over the respective maturity dates with an average life of 8.5 years.

With the bridge loan expiring as of December 31, 2011, the Company replaced the borrowing utilizing two sources: $750.0 million on the line of credit after an expected increase in the capacity, bringing the total commitment on the line of credit to $2.5 billion, and $375.0 million on a new Term Loan with a four year maturity. We assumed the same interest rate of LIBOR + 1.15% for both the line of credit upsizing and the term loan. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our year to date interest expense would vary by approximately $1.7 million.

f)	Reflects $11.6 million of amortization of estimated financing costs applicable to assuming mortgages and increasing the revolver availability and the term loan. Financing costs are amortized to interest expense over the expected life of the new loan agreements (weighted average of 4.4 years) using the straight-line method, which approximates the effective interest method.

g)	Reflects $9.4 million of accrued but unpaid distributions related to preferred shares assumed as part of this transaction in a 60% owned unconsolidated joint venture.

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

h)	Historical basic and diluted weighted average common shares outstanding of 300.1 million and 317.3 million, respectively, for Equity Residential should be adjusted to include the 34.5 million shares issued to LBHI in order to complete the transaction (see note (4u) on the Pro Forma Balance Sheet) and the estimated 13.7 million shares issued to the public due to the assumed equity offering (see note (4v) on the Pro Forma Balance Sheet).

Historical basic and diluted weighted average units outstanding of 313.9 million and 317.3 million, respectively, for ERP Operating Liming Partnership should be adjusted to include the 34.5 million shares issued to LBHI in order to complete the transaction (see note (4u) on the Pro Forma Balance Sheet) and the estimated 13.7 million shares issued to the public due to the assumed equity offering (see note (4v) on the Pro Forma Balance Sheet). ERP Operating Limited Partnership will issue one unit to Equity Residential for each common share issued by Equity Residential to maintain the one-for-one relationship between common shares and units.

(6)	Reflects the allocation of results between the controlling interests and the Noncontrolling Interests – Operating Partnership based on the Noncontrolling Interests – Operating Partnership weighted average ownership of 4.49% of Equity Residential for the nine months ended September 30, 2012.

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2011

(Unaudited)

Notes to Pro Forma Condensed Consolidated Statements of Operations

Pursuant to the Archstone Portfolio acquisition there are certain transaction costs that will be paid at or near closing. These costs are not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2011 because they represent non-recurring charges that result directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

1)	Historical Amounts – Represents the consolidated statements of operations of the Company as contained in the historical consolidated financial statements included in its Form 8-K filed on June 13, 2012 with the Securities and Exchange Commission.

2)	Discontinued Operations – Represents the discontinued operations for the year ended December 31, 2011 attributable to properties sold by the Company in the second and third quarters of 2012.

3)	Archstone Historical – Represents the historical combined revenues and certain expenses of the properties to be acquired for Archstone’s period of ownership for the year ended December 31, 2011 attributable to the acquisition of the Archstone Portfolio as if the acquisition had occurred on January 1, 2011.

4)	Unconsolidated Assets – Represents removal of the historical combined revenues and certain expenses acquired for unconsolidated entities included in the Archstone Portfolio at full ownership for Archstone’s period of ownership with respect to the Company’s anticipated 60% ownership interest in the unconsolidated joint ventures with AVB for the year ended December 31, 2011. The amounts removed and the loss (income) from investments in unconsolidated entities recorded are attributable to the acquisition of the interests in the Unconsolidated Assets as if the acquisition had occurred on January 1, 2011. The loss (income) from investments in unconsolidated entities is based on the Company’s share of earnings and reflects its actual ownership in the unconsolidated entities.

a)	Reflects the $(11.9) million (loss) from investments in unconsolidated entities.

5)	Joint Venture – The Company will have an unconsolidated 60% interest in joint ventures with AVB. These joint ventures will hold certain assets neither partner intends to own and these assets are held for sale. Represents the pro forma loss (income) from investments in unconsolidated entities for Archstone’s period of ownership for the year ended December 31, 2011.

a)	Reflects the $(78.1) million (loss) from investments in unconsolidated entities.

6)	Transaction – in connection with the transaction, we have made the following adjustments for the year ended December 31, 2011:

a)	Rental income of $1.0 million relates to the amortization of $6.7 million in net below market retail leases to be assumed in the transaction. The below market retail leases are amortized over a weighted average life of seven years.

b)	Property and maintenance expense of $4.3 million relates to the amortization of $165.2 million in net below market ground leases to be assumed in the transaction. The below market ground leases are amortized over the term of the respective ground leases to which they relate having expirations ranging from 2042 – 2092.

c)	Depreciation expense of $535.6 million is calculated based on the fair value of the real estate related assets purchased as detailed below (amounts in thousands except for depreciable lives):

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2011

(Unaudited)

Asset	Basis	Weighted Average Depreciable Life	Year Ended 12/31/11 Expense
Building	$5,999,639	30 Years	$199,988
Site Improvements	94,730	15 Years	6,315
FF&E	62,320	5 Years	12,464
In-Place Leases	316,870	6 Months	316,870

Total	$6,473,559		$535,637

d)	Other expenses of $1.7 million reflects the elimination of historical charges related to this transaction that are not expected to recur.

e)	Reflects the $205.6 million of interest expense related to debt that will be assumed or incurred as a result of or to finance this transaction. The components of interest expense are detailed below.

Debt Type	Principal	Interest Rate Range	Interest Ended 12/31/11 Expense
Fixed Rate Mortgages Assumed	$2,901,756	3.12% - 6.26%	$173,423
Variable Rate Mortgages Assumed	1,835,134	SIFMA + 0.81% - 1.517% LIBOR + 2.95% - 3.50%	57,172
FMV Mortgages Assumed	310,969	n/a	(62,893)
Line of Credit	750,000	LIBOR + 1.15%	10,845
Bridge	1,125,000	LIBOR + 1.15%	27,082

Total	$6,922,859		$205,629

For purposes of calculating the estimated 2011 interest, we assumed a LIBOR rate of 0.30% and a SIFMA rate of 0.20%. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our year to date interest expense with respect to this transaction would vary by approximately $2.28 million. The fair market value adjustment on the assumed debt was amortized using the straight line method over the respective maturity dates with an average life of 8.5 years.

The financing to complete the transaction was achieved using a $750.0 million draw on the existing line of credit and funding the bridge loan in the amount of $1.125 billion which terminates 364 days after funding. We used the current interest rate of LIBOR + 1.15% on the line of credit and the bridge loan to calculate estimated interest. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our year to date interest expense would vary by approximately $2.3 million.

f)	Reflects $47.3 million of amortization of estimated financing costs applicable to assuming mortgages and draws on the existing line of credit and bridge loan. Financing costs are amortized to interest expense over the expected life of the new loan agreements (weighted average of 4.4 years) using the straight-line method, which approximates the effective interest method.

g)	Reflects $12.5 million of accrued but unpaid distributions related to preferred shares assumed as part of this transaction in a 60% owned unconsolidated joint venture.

h)

Historical basic weighted average common shares outstanding of 294.9 million for Equity Residential should be adjusted to include the 34.5 million shares issued to LBHI in order to complete the transaction

EQUITY RESIDENTIAL

ERP OPERATING LIMITED PARTNERSHIP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(see note (4u) on the Pro Forma Balance Sheet) and the estimated 13.7 million shares issued to the public due to the assumed equity offering (see note (4v) on the Pro Forma Balance Sheet). We did not adjust the number of diluted shares outstanding as it would be antidilutive.

Historical basic weighted average units outstanding of 308.1 million for ERP Operating Limited Partnership should be adjusted to include the 34.5 million shares issued to LBHI in order to complete the transaction (see note (4u) on the Pro Forma Balance Sheet) and the estimated 13.7 million shares issued to the public due to the assumed equity offering (see note (4v) on the Pro Forma Balance Sheet). We did not adjust the number of diluted units outstanding as it would be antidilutive. ERP Operating Limited Partnership will issue one unit to Equity Residential for each common share issued by Equity Residential to maintain the one-for-one relationship between common shares and units.

(7)	Reflects the allocation of results between the controlling interests and the Noncontrolling Interests – Operating Partnership based on the Noncontrolling Interests – Operating Partnership weighted average ownership of 4.43% of Equity Residential for the year ended December 31, 2011.